Exhibit 99.1

PRESS RELEASE

Contacts:

For Exar Corporation:	For Release 6:30 a.m. EDT May 8, 2007
J. Scott Kamsler, Senior VP, CFO
Thomas R. Melendrez, Executive Vice President
(510) 668-7000
www.exar.com

For Sipex Corporation:
Joe Vyvijal, Marcom Director
Ray Wallin, Senior VP, CFO
(408) 934 7547
www.sipex.com

EXAR CORPORATION AND SIPEX

CORPORATION SIGN DEFINITIVE MERGER

AGREEMENT

•	Merger Creates a Leader in Integrated Mixed Signal System Solutions

•	Expands Growth Opportunities in the Communications, Consumer and Industrial Markets

•	Increases Scale and Resource Optimization for Cost Synergies

•	Provides Platform for Consolidation in the High Margin, Analog and Mixed-Signal Product Space

FREMONT, Calif. and MILPITAS, Calif., May 8, 2007 – Exar Corporation (Nasdaq: EXAR) and Sipex Corporation (Nasdaq: SIPX) today announced that they have entered into a definitive merger agreement to combine the two companies. Under the terms of the agreement, which was approved by the boards of directors of both companies, Sipex stockholders will receive 0.6679 of a share of Exar for each share of Sipex. Exar stockholders will own approximately 67.6% and Sipex stockholders will own approximately 32.4% of Exar after completion of the transaction, which assumes conversion to stock of outstanding Sipex debt and related warrants. Ralph Schmitt, Sipex chief executive officer, will become the chief executive officer of Exar. Interim chief executive officer and chairman, Richard L. Leza, will continue as chairman of the board of directors.

“This combination will give us the scale to be an industry force in connectivity solutions, while also allowing us to target new synergistic growth opportunities in the Power, Networking and Storage markets,” said Ralph Schmitt. “The two companies have complementary technologies which will enable the combination to pursue significant high growth opportunities. The stockholders, employees and customers will benefit from the synergies and enhanced growth that are anticipated to result from a larger, more competitive organization.”

“This combination will immediately broaden our product portfolio addressing key networking and industrial segments and accelerate penetration into high-end consumer applications” stated Mr. Schmitt. “The combined companies will be able to use Exar’s system level expertise to boost the combined companies’ strength in Power Management, Interface, Serial Communications and Network Transmissions to provide complete solutions for customer applications, driving toward higher level integration and delivering more value to our customers. The combination will also enable a stronger presence in the high growth Asian marketplace. Having strategic technical resources close to the customer base is critical to the long-term success of driving integrated mixed-signal system solutions.”

The companies expect to realize substantial cost savings as a result of the merger and anticipate Non-GAAP pretax cost savings on an annualized basis of at least $10 million by the second calendar quarter of 2008. As a result of these cost savings together with the anticipated revenue growth and gross margin expansion on Sipex products the transaction is expected to be accretive to Exar’s Non-GAAP earnings (as described below under “About Non-GAAP Financial Measures”) by the second calendar quarter of 2008.

“Our focus will be on driving a culture of accountability and execution,” explains Ralph Schmitt. “Together, the companies will have the technical ability and talent to have leading product solutions. Our strengthened sales, marketing and applications team will enable us to more effectively address our focus markets. We also expect to benefit from the combination of each company’s well aligned, industry-leading channel partners.”

“Exar and Sipex share a rich heritage of innovation in the mixed-signal and analog space,” said Richard L. Leza. “By joining forces, we expect the combined scale to enable us to extend our franchises in our product segments, realize significant synergies and better serve the needs of our collective customers, stockholders and employees. Under Ralph’s leadership, Sipex has made significant progress in improving the Company’s operating performance. Additionally, given our broader scope, scale and strong balance sheet, we intend to accelerate our strategy to explore additional acquisitions in the higher margin, mixed signal product space.”

About the Transaction

Under the terms of the agreement, the transaction is expected to be tax-free to the stockholders of both companies for U.S. federal income tax purposes. The transaction has been structured as a stock-for-stock reverse triangular merger whereby a wholly owned subsidiary of Exar will merge with and into Sipex, with Sipex surviving the merger as a wholly-owned subsidiary of Exar. The transaction is subject to the approval of stockholders from both companies as well as customary closing conditions and regulatory approvals. The companies expect the transaction to close by the third calendar quarter of 2007. Unless either party receives a Superior Proposal (as defined in the merger agreement) and the merger agreement is terminated in connection with such Superior Proposal, executive officers and directors of Exar have agreed to vote approximately 1% of the outstanding Exar shares in favor of the transaction, and executive officers and directors of Sipex and Sipex’s largest stockholder have agreed to vote approximately 46% of the outstanding Sipex shares in favor of the transaction. Mr. Schmitt and two other Sipex designees will be appointed to the Exar board of directors upon the closing of the transaction.

Shares of Exar Corporation will continue to trade on the NASDAQ Global Market under the symbol “Exar.” Cowen and Company LLC and LRG Capital Group LLC acted as financial advisors and O’Melveny and Myers LLP acted as legal counsel to Exar. Piper Jaffray & Co. acted as financial advisor and Latham & Watkins LLP acted as legal counsel to Sipex.

Conference Call and Information

The companies will hold a joint conference call May 8, 2007 at 8:30 AM EST to discuss this announcement. The conference call can be monitored by dialing 1-800-874-8975 within the U.S. and 1-706-634-6560 for all other locations, conference code 21193. A telephonic replay of the May 8, 2007 conference call will be available at approximately 1:30 p.m. EST and can be accessed through May 22, 2007. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, passcode 21193.

About Exar

Exar Corporation designs, develops and markets high-performance, analog and mixed-signal silicon solutions for a variety of markets including networking, serial communications, and storage. Leveraging its industry-proven analog design expertise and system-level knowledge, Exar delivers to customers a wide array of technology solutions for current as well as next generation products. Exar is based in Fremont, California. For more information about Exar visit: http://www.exar.com.

About Sipex

Sipex Corporation is an analog semiconductor company that addresses standard linear and application specific standard products (ASSP) for customer systems that are primarily targeted at the consumer, networking and industrial markets. The products are categorized into three synergistic areas of power management, interface and optical storage. Sipex is a global company with operations in Asia, Europe and North America. Sipex is based in Milpitas, California. For more information about Sipex visit the website at http://www.sipex.com.

About Non-GAAP Financial Measures

Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; primarily increased depreciation; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges, amortization of acquired intangible assets, net gain or loss from the sale of operating assets, certain tax adjustments, cumulative effect of accounting changes and certain nonrecurring charges. A Non-GAAP financial measure is a numerical measure of the Company’s performance or financial position that either excludes or includes amounts that are not excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes the Non-GAAP measures set forth therein are useful to investors, financial analysts, and other parties interested in and following the semiconductor industry and the performance of financial analysis.

Additional Information and Where You Can Find It

Exar will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). Security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Exar and Sipex with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting Exar Investor Relations by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201 or by contacting Sipex Investor Relations by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586.

Exar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Exar’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Exar’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on August 9, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Exar Investor Relations which can be contacted by e-mail at investorrelations@Exar.com or by telephone at 1-510-668-7201. Certain executive officers and directors of Exar have interests in the transaction that may differ from the interests of Exar stockholders generally. These interests will be described in the proxy statement /prospectus when it becomes available.

Sipex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Sipex’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Sipex’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 24, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Sipex Investor Relations which can be contacted by e-mail at investorrelations@Sipex.com or by telephone at 1-408-934-7586. Certain executive officers and directors of Sipex have interests in the transaction that may differ from the interests of Sipex stockholders generally. These interests will be described in the proxy statement /prospectus when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, stockholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined companies to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Exar and Sipex do not each receive required stockholder approval or the parties fail to satisfy other conditions to closing, the transaction may not be consummated. Similarly, anticipated costs savings may not be achieved and projections as to whether, when and the extent to which the transaction will be accretive may not prove accurate. In any forward-looking statement in which Exar or Sipex expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Exar and Sipex stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Exar and Sipex generally, including those set forth in the filings of Exar and Sipex with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. Exar and Sipex are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

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